UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2020 (April 1, 2020)

Reliant Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-37391	37-1641316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	RBNC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K (the “Original 8-K”) filed by Reliant Bancorp, Inc. (the “Company”), a Tennessee corporation and the parent of Reliant Bank (“Reliant”), a Tennessee-chartered commercial bank, on April 1, 2020, reporting under Item 2.01 the completion of its previously announced acquisition of First Advantage Bancorp (“First Advantage”), a Tennessee corporation and the parent of First Advantage Bank (“FAB”), a Tennessee-chartered commercial bank, pursuant to the Agreement and Plan of Merger, dated October 22, 2019 (the “Merger Agreement”), by and among the Company, PG Merger Sub, Inc. (“Merger Sub”), a Tennessee corporation and a wholly-owned subsidiary of the Company, and First Advantage. On the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into First Advantage (the “Merger”), with First Advantage continuing as the surviving corporation (First Advantage as the surviving entity of the Merger, the “Surviving Company”). Immediately following the Merger and as part of a single integrated transaction, the Surviving Company merged with and into the Company (the “Second Step Merger”), with the Company continuing as the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement. Immediately following the Second Step Merger, FAB merged with and into Reliant, with Reliant continuing as the surviving banking corporation. Under Item 9.01 of the Original 8-K, the Company stated that (a) the financial statements required by Item 9.01 would be filed by amendment to the Original 8-K no later than 71 days after the date on which the Original 8-K was required to be filed, and (b) the pro forma financial information required by Item 9.01 would be filed by amendment to the Original 8-K no later than 71 days after the date on which the Original 8-K was required to be filed. Accordingly, this Amendment amends and restates Item 9.01(a) and Item 9.01(b) of the Original 8-K to present certain financial statements of First Advantage and certain pro forma financial information, which are filed as exhibits hereto and are incorporated herein by reference. Except for this Explanatory Note, the filing of the financial statements and the pro forma financial information required by Item 9.01, and the consent of HORNE LLP filed herewith as Exhibit 23.1, there are no changes to the Original 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

First Advantage’s audited consolidated financial statements as of December 31, 2019 and 2018 and for each of the fiscal years ended December 31, 2019 and 2018, as well as the accompanying notes thereto, are filed as Exhibit 99.2 to this Amendment and are incorporated herein by reference.

First Advantage’s unaudited interim condensed consolidated financial statements as of March 31, 2020 and for the three months ended March 31, 2020 and 2019, as well as the accompanying notes thereto, are filed as Exhibit 99.3 to this Amendment and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information required by Item 9.01, as well as the accompanying notes thereto, are filed as Exhibit 99.4 to this Amendment and are incorporated herein by reference. The unaudited historical and pro forma condensed combined consolidated balance sheet as of March 31, 2020 gives effect to the Merger as if it had occurred on March 31, 2020, and the unaudited historical and pro forma condensed combined consolidated statements of income for the three months ended March 31, 2020 and the year ended December 31, 2019, in each case, give effect to the Merger as if it had occurred on January 1, 2019. The unaudited historical and pro forma condensed combined consolidated statement of income for the year ended December 31, 2019 is also presented as if the Company’s acquisition of Tennessee Community Bank Holdings, Inc., which closed on January 1, 2020, had instead been completed as of January 1, 2019.

The unaudited pro forma condensed combined consolidated financial information is presented for illustrative and informational purposes only and does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future financial results or operating results of the combined entity. Also, the unaudited pro forma condensed combined consolidated financial information is not necessarily indicative of what the combined entity’s financial position or results of operations would have been had the transactions been completed as of the dates indicated.

(d)	Exhibits.

Exhibit Number	Description

23.1	Consent of HORNE LLP.
99.2	Audited consolidated financial statements of First Advantage Bancorp as of and for the years ended December 31, 2019 and 2018.
99.3	Unaudited interim condensed consolidated financial statements of First Advantage Bancorp as of March 31, 2020 and for the three months ended March 31, 2020 and 2019.
99.4	Unaudited pro forma condensed combined consolidated financial statements as of and for the three months ended March 31, 2020 and for the year ended December 31, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: June 16, 2020
/s/ DeVan Ard, Jr.
DeVan Ard, Jr.
Chairman, President and CEO